EXHIBIT 5.1

WILLIAMS SECURITIES LAW FIRM, P.A.
2503 West Gardner Court
Tampa, FL  33611
Phone:  813.831.9348

October 15, 2014

Indoor Harvest, Corp.

Re: Registration Statement on Form S-1

Gentlemen:

Our firm has acted as your counsel in the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 2,467,003 shares of Common Stock of Indoor Harvest, Corp. filed on March 5, 2014 (the "Stock"), as further amended on various dates, the last amendment being filed on October 8, 2015 as Amendment 6.  Our opinion is being updated herein due to our failure to remove from our opinion certain additional shares of Common Stock of Indoor Harvest, Corp. registered in one previous amendment and then removed in subsequent amendments, including Amendment 6.  So to clarify, this opinion is now conformed to that filed in connection with the original Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 2,467,003 shares of Common Stock of Indoor Harvest, Corp. filed on March 5, 2014, as further amended on various dates, the last amendment being filed on October 8, 2015 as Amendment 6, and this further updated opinion being filed in connection with this Amendment No. 7 to cover only 2,467,003 shares of Common Stock of Indoor Harvest, Corp. (the "Stock") and no other shares.

In so acting,  we have examined and relied upon such records,  documents and other  instruments  solely for factual matters as in our judgment are necessary or  appropriate in order to express the opinion  hereinafter  set forth and have assumed the  genuineness of all signatures,  the authenticity of all documents submitted to us as originals, and the  conformity  to original documents  of all  documents  submitted  to us certified or photostatic copies.  This opinion is based upon the laws of the state of Texas.

     Based on the foregoing, we are of the opinion that:

     1.  The 2,467,003 shares of Common Stock of Indoor Harvest, Corp. which is the subject of the Registration Statement, as currently amended, is duly and validly issued, fully paid and nonassessable.

     2.  The issuance of the 2,467,003 shares of Common Stock of Indoor Harvest, Corp. which is the subject of the Registration Statement, as currently amended, has been duly authorized.

     We hereby consent to the discussion of this opinion in the Prospectus, the reproduction of the opinion as an exhibit to the Registration Statement in and to being named as in the "Interests of Named Experts" section of the Registration Statement.

Very truly yours,

Williams Securities Law Firm, P.A.

/s/ Michael T. Williams, Esq.

By: Michael T. Williams, Esquire, President